Exhibit 99.1
NEWS RELEASE

Phillips 66 Partners Reports
Fourth-Quarter Earnings

Highlights

•	Distributable cash flow of $37.2 million

•	Adjusted EBITDA of $42.6 million

•	Net income of $36.3 million

•	Increased quarterly distribution by 7 percent to $0.34 per unit

•	Completed acquisition of Bayway and Ferndale rail racks

•	Announced in excess of $200 million in organic growth projects

HOUSTON, Jan. 29, 2015 – Phillips 66 Partners LP (NYSE: PSXP) (the Partnership) announces fourth-quarter 2014 adjusted earnings of $36.2 million, which includes one month’s financial results of the recently acquired Bayway and Ferndale rail rack facilities. Including the results for these assets prior to their acquisition (“predecessor results”), reported earnings were $36.3 million, or $0.44 per common limited partner unit.

Adjusted earnings before interest, income taxes, depreciation and amortization (adjusted EBITDA) were $42.6 million in the fourth quarter, and distributable cash flow was $37.2 million.

“We operated well in the fourth quarter, completed another acquisition of fee-based assets from Phillips 66 and announced additional organic growth projects,” said Greg Garland, Phillips 66 Partners chairman and CEO. “During our first full year of operation, we completed more than $1 billion of acquisitions and delivered on our commitment to strong distribution growth. Our recently announced quarterly distribution represents a 51 percent increase compared with the distribution one year ago.”

“Earlier this month, we closed on our Bakken joint venture agreements with Paradigm Energy Partners to develop the Palermo Rail Terminal, a central delivery facility and the Sacagawea Pipeline. These organic projects will add to the diversity of our assets and should provide long-term, reliable and cost-effective transportation for oil producers and marketers in the region.”

Financial Results

Excluding predecessor results, adjusted revenues for the fourth quarter were $62.7 million, up $9.3 million from third quarter 2014. The increase primarily resulted from higher pipeline throughput volumes on the Gold Line Products System and revenues from the recently acquired Bayway and Ferndale rail racks. Including predecessor results, reported revenues were $64.8 million in the fourth quarter of 2014.

Phillips 66 Partners Reports Fourth-Quarter Earnings

Excluding predecessor results, adjusted costs were $26.3 million in the fourth quarter, up $2.4 million from third quarter 2014. The increase was primarily driven by costs associated with the fourth-quarter acquisitions, including interest expense on debt issued. Including predecessor results, reported costs were $28.3 million in the fourth quarter of 2014.

On Jan. 21, 2015, the board of directors of the general partner declared a quarterly cash distribution of $0.3400 per limited partner unit. This distribution represents a 7 percent increase compared with the third-quarter 2014 distribution of $0.3168 per unit.

Organic Growth Update

The Partnership began work on three organic growth projects in December 2014:

Cross-Channel Connector Products System
The Cross-Channel Connector Products System will provide shippers of refined products with a connection from the Partnership’s Pasadena Terminal to third-party systems with water access on the Houston Ship Channel. The pipeline system is anticipated to be completed and commence operations in the second quarter of 2015.

Bakken Joint Ventures
Recently, the Partnership closed on agreements for two joint ventures with Paradigm Energy Partners to develop a rail-loading facility, central delivery facility and a takeaway pipeline in the Bakken region. The rail joint venture, in which the Partnership holds a 70 percent interest, is developing the Palermo Rail Terminal, a crude oil rail-loading facility currently under construction near Palermo, North Dakota. The terminal is anticipated to include pipeline delivery and receipt connections to the Sacagawea Pipeline. The pipeline joint venture will own a central delivery facility located in Keene, North Dakota, and 88 percent of Sacagawea Pipeline, LLC, with the remaining 12 percent interest owned by Grey Wolf Midstream, LLC, an affiliate of Missouri River Resources. The Sacagawea Pipeline will deliver crude oil from various points south of Lake Sacagawea in and around Johnson’s Corner and Keene, in McKenzie County, North Dakota, to destinations with takeaway options for both rail and pipe in Palermo and Stanley, North Dakota. The pipeline and rail terminal are anticipated to commence operations in the fourth quarter of 2015.

Eagle Ford Gathering System
The Eagle Ford Gathering System will connect Eagle Ford crude oil production to third-party pipelines at Helena and Tilden, Texas. The system will also include a storage facility at Tilden. The Helena portion of the gathering system began operations in January 2015, and the entire project is anticipated to be completed in the third quarter of 2015. The system will be supported by long-term, fee-based agreements with Phillips 66.

Investor Webcast

Phillips 66 Partners President Tim Taylor; Vice President and Chief Financial Officer Greg Maxwell; Senior Vice President, Operations, Bob Herman; and Vice President and Chief Operating Officer Tom Liberti will host a webcast today at 2 p.m. EST to discuss the partnership’s fourth-quarter performance. To listen to the conference call and view related presentation materials, go to www.phillips66partners.com/events. For detailed supplemental information, go to www.phillips66partners.com/reports.

Phillips 66 Partners Reports Fourth-Quarter Earnings

About Phillips 66 Partners

Headquartered in Houston, Phillips 66 Partners is a growth-oriented master limited partnership formed by Phillips 66 to own, operate, develop and acquire primarily fee-based crude oil, refined petroleum product and natural gas liquids pipelines and terminals and other transportation and midstream assets. For more information, visit www.phillips66partners.com.

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CONTACTS
Rosy Zuklic (investors)
832-765-2297
rosy.zuklic@p66.com

William Steen (investors)
832-765-3174
william.steen@p66.com

Dennis Nuss (media)
832-765-1850
dennis.h.nuss@p66.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This news release includes forward-looking statements. Words and phrases such as “is anticipated,” “is estimated,” “is expected,” “is planned,” “is scheduled,” “is targeted,” “believes,” “intends,” “objectives,” “projects,” “strategies” and similar expressions are used to identify such forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements relating to Phillips 66 Partners’ operations are based on management’s expectations, estimates and projections about the partnership, its interests and the energy industry in general on the date this news release was prepared. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include the continued ability of Phillips 66 to satisfy its obligations under our commercial and other agreements; the volume of crude oil and refined petroleum products we transport; the tariff rates with respect to volumes that we transport through our regulated assets, which rates are subject to review and possible adjustment by federal and state regulators; fluctuations in the prices for crude oil and refined petroleum products; liabilities associated with the risks and operational hazards inherent in transporting, terminaling and storing crude oil and refined petroleum products; potential liability from litigation or for remedial actions, including removal and reclamation obligations under environmental regulations; and other economic, business, competitive and/or regulatory factors affecting Phillips 66 Partners’ businesses generally as set forth in our filings with the Securities and Exchange Commission. Phillips 66 Partners is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Phillips 66 Partners Reports Fourth-Quarter Earnings

Use of Non-GAAP Financial Information—This news release includes the terms adjusted earnings, EBITDA, adjusted EBITDA, distributable cash flow, adjusted revenues and adjusted costs. These are non-GAAP financial measures. EBITDA, adjusted EBITDA and distributable cash flow are included to help facilitate comparisons of operating performance of the partnership with other companies in our industry, as well as help facilitate an assessment of our assets’ ability to generate sufficient cash flow to make distributions to our partners. We believe that the presentation of EBITDA, adjusted EBITDA and distributable cash flow provides useful information to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to EBITDA, adjusted EBITDA and distributable cash flow are net income and net cash provided by operating activities. We also include the revenues, costs and results of our operations excluding predecessor results. We believe that excluding predecessor results provides useful information to investors in assessing the results of operations most directly attributable to our common unitholders. These non-GAAP measures should not be considered as alternatives to GAAP revenues, costs and expenses, net income or net cash provided by operating activities. They have important limitations as analytical tools because they exclude some but not all items that affect revenues, costs and expenses, net income and net cash provided by operating activities. They should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. Additionally, because EBITDA, adjusted EBITDA and distributable cash flow may be defined differently by other companies in our industry, our definition of EBITDA, adjusted EBITDA and distributable cash flow may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

References in the release to earnings refer to net income. References to EBITDA refer to earnings before interest, income taxes, depreciation and amortization.

Phillips 66 Partners Reports Fourth-Quarter Earnings

Results of Operations (Unaudited)

Factors Affecting Comparability

Effective Dec. 1, 2014, we acquired the Bayway and Ferndale rail racks and Cross-Channel Connector Products System project. Also effective in December 2014, we acquired the Palermo Rail Terminal and Eagle Ford Gathering System projects from Phillips 66. We refer to the aforementioned acquisitions collectively as “the Acquisitions.” Because the acquisition of the Bayway and Ferndale rail racks was a transfer of businesses between entities under common control, all historical financial and operating information related to these acquired businesses prior to the effective date of the acquisition have been included in the tables below. Prior period information has been recast to reflect the required accounting treatment. The acquisitions of the Cross-Channel Connector Products System, Palermo Rail Terminal and Eagle Ford Gathering System projects represented transfers of assets. Accordingly, the results of the Cross-Channel Connector Products System, Palermo Rail Terminal and Eagle Ford Gathering System projects are included prospectively from the effective date of each acquisition.

To assist the reader, we have provided additional information that is comparable on a period-to-period basis, which focuses on the results of operations of our assets following the Acquisitions. In addition, reconciliations of our full third- and fourth- quarters 2014 results are provided in the information below. We refer to the operations of the Bayway and Ferndale rail racks prior to the acquisition collectively as our “predecessors.”

Summarized Financial Statement Information
	Millions of Dollars Except as Indicated
	Q4 2014	Q3 2014

Selected Income Statement Data
Total revenues	$64.8	55.5
Net income	36.3	30.0

Adjusted earnings*	36.2	29.4
Adjusted EBITDA*	42.6	35.0
Distributable cash flow	37.2	33.4
* Excludes predecessor results of the Bayway and Ferndale rail racks.

Net Income Attributable to the Partnership Per Limited Partner Unit—Basic and Diluted (Dollars)
Common units	$0.44	0.37
Subordinated units—Phillips 66	0.43	0.37

Selected Balance Sheet Data
Cash and cash equivalents	$8.3	43.0
Total assets	539.5	488.0
Total debt	429.6	160.0

Total Equity/Net Investment
Net investment	$—	133.9

Equity held by public
Common units	415.3	413.2
Equity held by Phillips 66
Common units	57.1	53.6
Subordinated units	116.8	112.6
General partner	(517.0)	(406.4)
Total Equity	$72.2	306.9

Phillips 66 Partners Reports Fourth-Quarter Earnings

Statement of Income—Reconciliation of Predecessors and Partnership
	Millions of Dollars
	Q4 2014
	Phillips 66 Partners LP	Predecessors	Consolidated
Revenues
Transportation and terminaling services—related parties	$61.0	2.1	63.1
Transportation and terminaling services—third parties	1.7	—	1.7
Total revenues	62.7	2.1	64.8

Costs and Expenses
Operating and maintenance expenses	13.2	1.0	14.2
Depreciation	4.0	0.5	4.5
General and administrative expenses	6.0	0.5	6.5
Taxes other than income taxes	0.9	—	0.9
Interest and debt expense	2.1	—	2.1
Other expenses	0.1	—	0.1
Total costs and expenses	26.3	2.0	28.3
Income before income taxes	36.4	0.1	36.5
Provision for income taxes	0.2	—	0.2
Net Income	$36.2	0.1	36.3

	Millions of Dollars
	Q3 2014
	Phillips 66 Partners LP	Predecessors	Consolidated
Revenues
Transportation and terminaling services—related parties	$52.7	2.1	54.8
Transportation and terminaling services—third parties	0.7	—	0.7
Total revenues	53.4	2.1	55.5

Costs and Expenses
Operating and maintenance expenses	12.5	0.7	13.2
Depreciation	4.0	0.2	4.2
General and administrative expenses	4.9	0.6	5.5
Taxes other than income taxes	1.1	—	1.1
Interest and debt expense	1.4	—	1.4
Total costs and expenses	23.9	1.5	25.4
Income before income taxes	29.5	0.6	30.1
Provision for income taxes	0.1	—	0.1
Net Income	$29.4	0.6	30.0

Phillips 66 Partners Reports Fourth-Quarter Earnings

Selected Operating Data—Reconciliation of Predecessors and Partnership
	Thousands of Barrels Daily
	Q4 2014
	Phillips 66 Partners LP	Predecessors	Consolidated
Pipeline, Terminal and Storage Volumes
Pipelines*
Pipeline throughput and storage volumes
Crude oil	288	—	288
Refined products	439	—	439
Total	727	—	727

Terminals
Terminaling throughput and storage volumes
Crude oil†	482	50	532
Refined products	419	—	419
Total	901	50	951
* Represents the sum of volumes transported through each separately tariffed pipeline segment. † Crude oil terminals include Bayway and Ferndale rail rack volumes.

Revenue per Barrel ($/BBL)
Average pipeline revenue	$0.52	—	0.52
Average terminal and storage revenue	0.34	0.47	0.34

	Thousands of Barrels Daily
	Q3 2014
	Phillips 66 Partners LP	Predecessors	Consolidated
Pipeline, Terminal and Storage Volumes
Pipelines*
Pipeline throughput and storage volumes
Crude oil	302	—	302
Refined products	384	—	384
Total	686	—	686

Terminals
Terminaling throughput and storage volumes
Crude oil†	464	50	514
Refined products	413	—	413
Total	877	50	927
* Represents the sum of volumes transported through each separately tariffed pipeline segment. † Crude oil terminals include Bayway and Ferndale rail rack volumes.

Revenue per Barrel ($/BBL)
Average pipeline revenue	$0.48	—	0.48
Average terminal and storage revenue	0.29	0.47	0.29

Phillips 66 Partners Reports Fourth-Quarter Earnings

Cash Distributions
	Q4 2014	Q3 2014
Cash Distributions* ($ Millions)
Common units—public	$6.4	6.0
Common units—Phillips 66	7.1	6.3
Subordinated units—Phillips 66	12.0	11.1
General partner—Phillips 66	3.6	1.9
Total	$29.1	25.3
* Cash distributions declared attributable to the indicated periods.

Cash Distribution Per Unit (Dollars)	$0.3400	0.3168

Coverage Ratio	1.28	1.32

Reconciliation of Adjusted EBITDA and Distributable Cash Flow to Net Income
	Millions of Dollars
	Q4 2014
	Phillips 66 Partners LP	Predecessors	Consolidated
Reconciliation to Net Income
Net Income	$36.2	0.1	36.3
Plus:
Depreciation	4.0	0.5	4.5
Net interest expense	2.1	—	2.1
Amortization of deferred rentals	0.1	—	0.1
Provision for income taxes	0.2	—	0.2
EBITDA	42.6	0.6	43.2
Less:
EBITDA attributable to predecessors	—	0.6	0.6
Adjusted EBITDA	42.6	—	42.6
Plus:
Adjustments related to minimum volume commitments	(2.4)	**	(2.4)
Phillips 66 prefunded projects and indemnities	0.2	**	0.2
Transaction costs associated with the acquisitions	1.0	**	1.0
Less:
Net interest	1.4	**	1.4
Income taxes paid	—	**	—
Maintenance capital expenditures	2.8	**	2.8
Distributable Cash Flow	$37.2	**	37.2
** Information is not applicable for predecessor results of the Bayway and Ferndale rail racks.

Phillips 66 Partners Reports Fourth-Quarter Earnings

Reconciliation of Adjusted EBITDA and Distributable Cash Flow to Net Income
	Millions of Dollars
	Q3 2014
	Phillips 66 Partners LP	Predecessors	Consolidated
Reconciliation to Net Income
Net Income	$29.4	0.6	30.0
Plus:
Depreciation	4.0	0.2	4.2
Net interest expense	1.4	—	1.4
Amortization of deferred rentals	0.1	—	0.1
Provision for income taxes	0.1	—	0.1
EBITDA	35.0	0.8	35.8
Less:
EBITDA attributable to predecessors	—	0.8	0.8
Adjusted EBITDA	35.0	—	35.0
Plus:
Adjustments related to minimum volume commitments	1.4	**	1.4
Phillips 66 prefunded projects and indemnities	0.7	**	0.7
Transaction costs associated with the acquisitions	0.2	**	0.2
Less:
Net interest	1.7	**	1.7
Income taxes paid	—	**	—
Maintenance capital expenditures	2.2	**	2.2
Distributable Cash Flow	$33.4	**	33.4
** Information is not applicable for predecessor results of the Bayway and Ferndale rail racks.

Phillips 66 Partners Reports Fourth-Quarter Earnings

Reconciliation of Adjusted EBITDA and Distributable Cash Flow to Net Cash Provided by Operating Activities
	Millions of Dollars
	Q4 2014	Q3 2014
Reconciliation to Net Cash Provided by Operating Activities
Net cash provided by operating activities	$47.7	35.5
Plus:
Net interest expense	2.1	1.4
Provision for income taxes	0.2	0.1
Changes in working capital	(6.5)	(0.5)
Other	(0.3)	(0.7)
EBITDA	43.2	35.8
Less:
EBITDA attributable to predecessors	0.6	0.8
Adjusted EBITDA	42.6	35.0
Plus:
Adjustments related to minimum volume commitments	(2.4)	1.4
Phillips 66 prefunded projects and indemnities	0.2	0.7
Transaction costs associated with the acquisitions	1.0	0.2
Less:
Net interest	1.4	1.7
Income taxes paid	—	—
Maintenance capital expenditures	2.8	2.2
Distributable Cash Flow	$37.2	33.4